EXHIBIT 23

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of eConnect on Form S-8 of our report on the financial statements of eConnect for the year ended December 31, 1999 and 1998, dated March 24, 2000 (except for Note 12, as to which the date is April 17, 2000), included in the Annual Report on Form 10-KSB of eConnect for the year ended December 31, 1999.

/s/ L.L. BRADFORD & COMPANY, LLC
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L.L. Bradford & Company, LLC

Las Vegas, Nevada
June 2, 2000